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                                                                  Exhibit 5





                    [Letterhead of Sullivan & Cromwell]









                                                      May 2, 1996



Pharmacia & Upjohn, Inc.,
   Knyvett House,
      The Causeway,
         Staines, Middlesex TW18 3BA,
            England.

Dear Sirs:

            In connection with the registration under the Securities Act of

1933 (the "Act") of 5,000,000 shares (the "Securities") of Common Stock,

par value $.01 per share, of Pharmacia & Upjohn, Inc. (the "Company"), a

Delaware corporation, to be offered to employees under the Company's Long-

Term Incentive Plan we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement on Form S-8 (the "Registration

Statement") has become effective under the Act and the Securities have been duly issued and sold upon either the exercise of options by the employees as contemplated by the Registration Statement or granted to the employees as contemplated by the Registration

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Statement, the Securities being sold by the Company will be validly issued,

fully paid and nonassessable.

            The foregoing opinion is limited to the Federal laws of the

United States and the General Corporation Law of the State of Delaware, and

we are expressing no opinion as to the effect of the laws of any other jurisdiction.

            Also, we have relied as to certain matters on information

obtained from public officials, officers of the Company and other sources believed by us to be responsible.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,



                                          /s/ Sullivan & Cromwell